EXHIBIT 21
SUBSIDIARIES
OF
MONEYGRAM INTERNATIONAL, INC.

• MoneyGram Payment Systems Worldwide, Inc. (Delaware)

• MoneyGram Payment Systems, Inc. (Delaware)

• MoneyGram Investments, LLC (Delaware)
• Hematite Trust (Delaware)
• Monazite Trust (Delaware)
• Long Lake Partners, LLC (Delaware)

• Ferrum Trust (Delaware)

• FSMC, Inc. (Minnesota)

GBP Holdings, Inc. (Minnesota)

• MoneyGram France, S.A. (France)

• MoneyGram International Holdings Limited (United Kingdom)
• MoneyGram International Limited (United Kingdom)
• MIL Overseas Limited (United Kingdom)
• MIL Overseas Nigeria Limited
• MoneyGram Overseas (Pty) Limited South Africa
• MoneyGram India Private Ltd.

• MoneyGram of New York LLC (Delaware)

• MoneyGram Payment Systems Bulgaria, EOOD (Bulgaria)

• MoneyGram Payment Systems Canada, Inc. (Ontario)

• MoneyGram Payment Systems Italy S.r.l. (Italy)

• MoneyGram Payment Systems Spain, S.A. (Spain)

MoneyGram Securities, LLC (Delaware)

PropertyBridge, Inc. (Delaware)

• Travelers Express Co. (P.R.), Inc. (Puerto Rico)

• Tsavorite Trust (Delaware)